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                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT

                                     TO THE

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          MEDICAL SCIENCE SYSTEMS, INC.

                     ---------------------------------------

         Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

         ARTICLE ONE. The name of the corporation is Medical Science Systems,
Inc.

         ARTICLE TWO. The following amendment to the Amended and Restated Articles of Incorporation was adopted by the shareholders of the corporation on May 5, 1997.

         ARTICLE TEN of the Amended and Restated Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE TEN

         Special meetings of shareholders may be called by the Corporation's chairman of the board, the president or the board of directors. Subject to the provisions of the Corporation's Amended and Restated Bylaws governing special meetings, holders of not less than 50% of the outstanding shares of stock entitled to vote at the proposed special meeting may also call a special meeting of shareholders by furnishing the Corporation with a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the Amended and Restated Bylaws."

         ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 3,444,187 and the number of shares entitled to vote thereon was 3,444,187.


Articles of Amendment
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         The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:


                                                        Number of Shares Voted
                                                     ---------------------------
                  Class                                 For              Against
                  -----                              ---------           -------
         Class A Common Voting                       3,376,620              -0-

Dated May 6, 1997                                  MEDICAL SCIENCE SYSTEMS, INC.


                                                   By:    /s/ Paul J. White
                                                       -------------------------
                                                          Paul J. White
                                                   Its:   President


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